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                                                                  EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Community Bancshares, Inc. on Form S-4 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of First Community Bancshares, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
September 11, 2000